Exhibit 99.1
For Immediate Release
Contact:
Michael Muldowney
Chief Operating Officer and Chief Financial Officer
Nextera Enterprises, Inc
(617) 262-0055
NEXTERA ANNOUNCES FIRST QUARTER RESULTS
     Boston, MA — May 10, 2006 — Nextera Enterprises, Inc. (OTC BB: NXRA) today reported results for the first quarter ended March 31, 2006. In the 2006 first quarter, Nextera recorded a net loss of $0.7 million, or $0.02 per share. Included in the 2006 first quarter loss is a $0.3 million charge, or $0.01 per share, related to the amortization of the step-up in value of inventory acquired. The first quarter results include the operations of Woodridge Labs, Inc. only for the period subsequent to the March 9, 2006 acquisition by Nextera. Woodridge represents Nextera’s sole operations and generates all of its revenue. In the 2005 first quarter, Nextera recorded a net loss of $0.5 million, or $0.02 per share. Net revenue for the 2006 first quarter was $1.1 million.
     Woodridge’s products can currently be found in over 21,000 retail stores throughout the U.S. and Canada including stores operated by Walgreens, CVS, Rite-Aid, Albertson’s (including Savon pharmacy) and Wal-Mart, among others.
     “Our core brands of Vita-K and DermaFreeze365 continue to command shelf space at major retailers,” said Joe Millin, President of Nextera. “Over the past several months, we have successfully introduced new products that extend the markets for these popular brands. These products, DermaFreeze365 Neck and Chest, Vita-K Bruises with Anica, and Pre-Kini have been positively received in the market, and we look forward to launching additional new products in the second half of 2006.”
     At March 31, 2006, Nextera had cash on-hand of $3.6 million. Outstanding debt under the Company’s credit facility was $13.0 million at March 31, 2006. Nextera also has net operating loss carryforwards exceeding $53.0 million. A full valuation allowance is maintained on the Company’s deferred tax assets, which includes the loss carryforwards, due to the uncertainty of utilization of the future tax benefits.

10 High Street Boston, MA 02110 617.262.0055 617.262.7105 fax www.nextera.com

Outlook and Financial Guidance
     Michael Muldowney, Chief Operating Officer and Chief Financial Officer of Nextera, said, “We continue to believe that the Company is well positioned to benefit from the demand for personal care products. Accordingly, we are reaffirming our previously issued pro forma financial guidance for revenue and earnings per share.”
     For the full year 2006 on a pro forma basis, assuming that the acquisition of the Woodridge business was consummated on January 1, 2006, Nextera anticipates pro forma net income of between $1.9 million and $2.5 million and diluted earnings per share (EPS) of between $0.04 and $0.05, before the amortization of the acquired intangible assets of approximately $0.6 million, the acquired inventory step-up charge of approximately $1.4 million, and $0.4 million non-cash deferred tax charges. After taking into account the amortization of intangible assets, the one time inventory step-up charge and deferred taxes, pro forma EPS is anticipated to be a loss between $0.00 and $0.02 per share. Net revenue for the full year, on a pro forma basis, is expected to be between $18.0 million and $19.0 million, the mid-range of which represents year-over-year organic growth of 26%.
     The allocation of purchase price in excess of book value for finished goods inventory on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business which is added to the acquired inventory value and results in much lower margins being realized by the acquiring business when the inventory is sold. The inventory step-up charge of $1.4 million related to the acquisition of the Woodridge business will only impact fiscal 2006 and is estimated to be $0.03 per share for fiscal 2006. The inventory step up charge was $0.3 million in the first quarter of 2006 and is expected to be $1.0 million and $0.1 million in the second and third quarters of 2006, respectively.
     In the quarter, Nextera began expensing stock-based compensation in accordance with Financial Accounting Standards Board Statement No. 123R (123R). For fiscal 2006, Nextera anticipates a $0.2 million impact from the implementation of 123R which has been included in the fiscal year financial outlook.
About Nextera Enterprises, Inc.
Nextera Enterprises Inc. owns all of the stock of Woodridge Labs, Inc. Woodridge is an independent developer and marketer of branded consumer products that offer simple, effective

10 High Street Boston, MA 02110 617.262.0055 617.262.7105 fax www.nextera.com solutions to niche personal care needs. More information can be found at www.nextera.com and www.woodridgelabs.com.
# # #
Table 1 — Estimated Full Year 2006 Pro Forma Guidance
(amounts in millions except share count and per share amounts)

Estimated FY 2006 Pro
Forma Results (1)
Revenue	$18M - $19M

Net income (loss)	$(0.5)M - $0.1M
Preferred dividends	$(0.3)M
Net Income (loss) available to common stockholders	$(0.8)M--($0.2)M
Share count	42,337,000
Diluted EPS	$(0.02)-($0.00)

Net income (loss)	$(0.5)M-$0.1M
Addbacks:
Amortization of intangible assets	$0.6M
Inventory step-up charge	$1.4M
Deferred taxes	$0.4M
Net income before amortization of intangible assets and inventory step-up charge	$1.9M-$2.5M
Preferred dividends	$(0.3)M
Net income (loss) available to common stockholders Income before amortization of intangible assets and inventory step-up charge	$1.6M--$2.2M
Share count	42,828,000
Diluted EPS	$0.04 - $0.05

(1) Estimated fiscal year 2006 pro forma results projects the 2006 results as if the acquisition of the assets of Woodridge Labs had been consummated on January 1, 2006 and includes pro forma adjustments to remove expenses related to liabilities not acquired and to reflect compensation in accordance with prospective employment agreements.
Forward-Looking Statements
Except for the historical information contained herein, this news release contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Nextera’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ are detailed in “Item 1A.Risk Factors” included in our Form 10-K filed with the SEC on March 31, 2006.
All forward-looking statements included in this news release should be considered in the context of these risk factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new

10 High Street Boston, MA 02110 617.262.0055 617.262.7105 fax www.nextera.com information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.
# # #
NEXTERA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2006	2005
	(unaudited)
Net sales	$1,096	$—
Cost of sales	540	—

Gross profit	556	—
Selling, general and administrative expenses	1,212	565
Amortization expense	31	—

Operating loss	(687)	(565)
Interest income	125	59
Interest expense	(74)	—

Loss from continuing operations before income taxes	(636)	(506)
Provision for income taxes	29	6

Loss from continuing operations	(665)	(512)
Income from discontinued operations	—	21

Net loss	$(665)	$(491)
Preferred stock dividends	(84)	(78)

Net loss applicable to common stockholders	$(749)	$(569)

Net loss per common share, basic and diluted from Continuing operations	$(0.02)	$(0.02)
Discontinued operations	—	—

Net loss per common share, basic and diluted	$(0.02)	$(0.02)

Weighted average common shares outstanding, basic and diluted	35,940	33,870

10 High Street Boston, MA 02110 617.262.0055 617.262.7105 fax www.nextera.com

NEXTERA ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31,	December 31,
ASSETS	2006	2005
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$3,642	$15,043
Accounts receivable, net	854	—
Inventory	3,484	—
Other current assets	730	128

Total current assets	8,710	15,171

Goodwill	17,096	—
Intangible Assets	6,069	—
Other assets	904	64

Total assets	$32,779	$15,235

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$1,477	$542
Revolver	2,000	—
Current portion of long-term debt	750	—

Total current liabilities	4,227	542

Long-term debt	10,250	—
Other long-term liabilities	1,334	1,334

Total stockholders’ equity	16,968	13,359

Total liabilities and stockholders’ equity	$32,779	$15,235

10 High Street Boston, MA 02110 617.262.0055 617.262.7105 fax www.nextera.com